Exhibit 3.2

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                                IPO RUSSIA, INC.





I, the  undersigned,  being all of the  incorporators  of IPO  RUSSIA,  INC.,  a
corporation   organized  and  existing  under  and  by  virtue  of  the  General
Corporation Law of the State of Delaware,


FIRST: That Article First of the Certificate of Incorporation be and it hereby is amended to read as follows:

The name of the corporation is: IPORUSSIA, INC.


SECOND:  That the corporation has not received any payment for any of its stock.

THIRD:  That the amendment was duly adopted in accordance with the provisions of section 241 of the General Corporation Law of the State of Delaware.


IN WITNESS WHEREOF, I have signed this certificate this 1st day of April 2002



                                                 /s/ Leonard W. Suroff
                                                 -------------------------------
                                                 Leonard W. Suroff
                                                 Incorporator